News Release

HOPE BANCORP REPORTS 2023 THIRD QUARTER FINANCIAL RESULTS;
ANNOUNCES STRATEGIC REORGANIZATION

LOS ANGELES - October 23, 2023 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its third quarter and nine months ended September 30, 2023. For the three months ended September 30, 2023, net income totaled $30.0 million, or $0.25 per diluted common share. This compares with net income of $38.0 million, or $0.32 per diluted common share, in the preceding second quarter.

“Our third quarter 2023 net interest margin expanded 13 basis points, and our net interest income grew 4% quarter-over-quarter,” stated Kevin S. Kim, Chairman, President and Chief Executive Officer. “We maintained disciplined expense control and our noninterest expenses decreased 1% over the same period. However, we recorded a provision for credit losses of $17 million for the third quarter, and certain one-time gains in the second quarter 2023 noninterest income did not reoccur. As a result, our net income declined compared with the prior quarter.”

“Our balance sheet continued to strengthen. Total deposits grew to $15.7 billion at September 30, 2023, up 1% from June 30, 2023, reflecting growth in customer deposits, partially offset by a planned reduction of brokered time deposits. Our total capital ratio increased to 13.23% as of September 30, 2023, and all our regulatory capital ratios expanded quarter-over-quarter,” continued Kim. “Our deposit growth, taken together with our expanding capital and ample liquidity, positions us well to take advantage of profitable growth opportunities going forward.”

Strategic Reorganization

The Company also announced today a strategic reorganization designed to enhance shareholder value over the long term. Accordingly, the Company realigned its structure around lines of business and product delivery channels, optimized its production capacity and reduced headcount. The restructuring is expected to generate over $40 million in estimated annualized cost savings, largely related to the reduction in staffing, savings from a planned branch rationalization, subject to customary notices and approvals, and operational process improvements. The Company expects to recognize one-time charges of approximately $12 million in the fourth quarter of 2023 related to the reorganization.

“As the largest Korean American bank in the United States, Bank of Hope has made great strides in transitioning from a traditional community bank into a regional bank serving a wide range of consumer, small business, commercial and corporate customers,” commented Kim. “Today’s strategic reorganization further evolves our business model. As a result, we expect to operate our Bank more efficiently, strengthen our franchise, enhance the customer experience and expand our customer relationships, benefiting all our stakeholders through sustainably improved profitability.”

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Financial Summary

	At or for the Three Months Ended
(dollars in thousands, except per share data) (unaudited)	9/30/2023	6/30/2023	9/30/2022
Net income	$30,049	$38,022	$53,748
Diluted earnings per share	$0.25	$0.32	$0.45
Net interest income before provision for credit losses	$135,378	$130,689	$153,186
Pre-provision net revenue (“PPNR”) (1)	$56,810	$60,370	$82,627
Loans receivable	$14,306,193	$14,864,810	$15,491,187
Deposits	$15,739,859	$15,619,352	$15,502,209
Total assets	$20,076,364	$20,366,138	$19,083,388
Total equity	$2,030,424	$2,067,998	$1,975,725
Total capital ratio	13.23%	12.64%	11.72%
Tangible common equity (“TCE”) ratio (1)	7.96%	8.04%	8.09%
Allowance for credit losses to loans receivable	1.11%	1.16%	1.04%
Nonperforming assets to total assets (2)	0.31%	0.38%	0.51%
Return on average assets (“ROA”) (3)	0.60%	0.74%	1.17%
Return on average equity (“ROE”) (3)	5.78%	7.34%	10.58%
Return on average TCE (“ROTCE”) (1) (3)	7.47%	9.49%	13.77%
ROA (PPNR) (1) (3)	1.13%	1.18%	1.79%
Net interest margin (3)	2.83%	2.70%	3.49%
Efficiency ratio	60.5%	59.1%	50.4%
__________________

(1) PPNR, TCE ratio, ROTCE, and ROA (PPNR) are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.
(2) Excludes delinquent Small Business Administration (“SBA”) loans that are guaranteed and currently in liquidation.
(3) Annualized.

Operating Results for the 2023 Third Quarter

Net interest income growth and net interest margin expansion. Net interest income before provision for credit losses for the 2023 third quarter totaled $135.4 million, growing 4% from $130.7 million in the preceding second quarter. Third quarter 2023 net interest margin expanded 13 basis points to 2.83%, up from 2.70% in the 2023 second quarter. The linked quarter net interest income growth and net interest margin expansion reflected higher yields on earning assets, a decrease in the average volume of borrowings and debt, and an increase in the average volume of interest-earning cash and deposits at other banks, partially offset by a higher cost of funds and a lower average volume of loans.

Third quarter 2023 weighted average yield on earning assets of 5.77% expanded 24 basis points quarter-over-quarter; the rate of change accelerated from the previous quarter. In comparison, the third quarter 2023 weighted average cost of funds of 3.16% increased 14 basis points quarter-over-quarter; the rate of change decelerated from the previous quarter.

Noninterest income. Noninterest income for the 2023 third quarter totaled $8.3 million, compared with $17.0 million in the preceding second quarter. Second quarter 2023 noninterest income included a one-time $5.8 million cash distribution from a gain on an investment in an affordable housing partnership and $1.9 million of gains on SBA loan sales. The Company did not sell any SBA 7(a) loans during the 2023 third quarter, retaining loan production on its balance sheet instead. In comparison, during the preceding 2023 second quarter, the Company sold $38.4 million of the guaranteed portion of SBA 7(a) loans for net gains on sale of $1.9 million.
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Noninterest expense. Noninterest expense for the 2023 third quarter decreased 1% to $86.9 million, down from $87.3 million in the preceding second quarter. The linked quarter decrease was largely driven by lower salaries and employee benefits expense and lower FDIC assessment expense, partially offset by higher earned interest credit costs. Third quarter 2023 salaries and employee benefits expense decreased 2% to $51.0 million, down from $52.3 million in the 2023 second quarter. The Company’s efficiency ratio for the 2023 third quarter was 60.5%, compared with 59.1% in the preceding second quarter.

Tax rate. The effective tax rate for the 2023 third quarter was 24.9%, compared with 26.1% for the preceding second quarter. The year-to-date effective tax rate for the first nine months of 2023 was 25.7%.

Balance Sheet Summary
Strong Liquidity. At September 30, 2023, cash and cash equivalents increased to $2.50 billion, up from $2.30 billion at June 30, 2023, and up from $331.3 million at September 30, 2022. Available borrowing capacity, cash and cash equivalents, and unpledged investment securities totaled $8.29 billion at September 30, 2023, equivalent to 53% of total deposits and well exceeding the Bank’s uninsured deposit balances.

Loans. Loans receivable of $14.31 billion at September 30, 2023, decreased 4% from $14.86 billion at June 30, 2023, reflecting our prudent approach to loan growth, an intentional decrease in mortgage warehouse lines, and the impact of paydowns and payoffs in a high interest rate environment. Year-over-year, loans receivable decreased 8%. The following table sets forth the loan portfolio composition and percentage of total loans at September 30, 2023, June 30, 2023, and September 30, 2022:

(dollars in thousands) (unaudited)	9/30/2023		6/30/2023		9/30/2022
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Commercial real estate (“CRE”) loans	$8,972,886	62.7%	$9,192,160	61.9%	$9,504,893	61.3%
Commercial and industrial (“C&I”) loans	4,450,341	31.1%	4,805,126	32.3%	5,124,421	33.1%
Residential mortgage and other loans	882,966	6.2%	867,524	5.8%	861,873	5.6%
Loans receivable	$14,306,193	100.0%	$14,864,810	100.0%	$15,491,187	100.0%

Deposits. Total deposits of $15.74 billion at September 30, 2023, grew 1% from $15.62 billion at June 30, 2023, reflecting growth in customer deposits, partially offset by a planned reduction of brokered time deposits. Year-over-year, total deposits increased 2%. The gross loan-to-deposit ratio was 91.0% at September 30, 2023, compared with 95.5% at June 30, 2023, and 100.2% a year ago at September 30, 2022. The following table sets forth the deposit composition and percentage of total deposits at September 30, 2023, June 30, 2023, and September 30, 2022:

(dollars in thousands) (unaudited)	9/30/2023		6/30/2023		9/30/2022
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Noninterest bearing demand deposits	$4,249,788	27.0%	$4,229,247	27.1%	$5,590,952	36.1%
Money market and interest bearing demand deposits	4,424,918	28.1%	4,188,584	26.8%	5,885,093	38.0%
Savings deposits	430,765	2.8%	224,495	1.4%	317,841	2.0%
Time deposits	6,634,388	42.1%	6,977,026	44.7%	3,708,323	23.9%
Total deposits	$15,739,859	100.0%	$15,619,352	100.0%	$15,502,209	100.0%

Gross loan-to-deposit ratio		91.0%		95.5%		100.2%

Uninsured deposits at September 30, 2023, represented 37% of the Bank’s deposits.
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Borrowings. Federal Home Loan Bank and Federal Reserve Bank borrowings totaled $1.80 billion at September 30, 2023, compared with $2.26 billion at June 30, 2023, and $1.07 billion at September 30, 2022. Linked quarter growth in deposits and decrease in loans reduced the need for borrowings in the 2023 third quarter.

Credit Quality and Allowance for Credit Losses
Nonperforming assets. Nonperforming assets totaled $61.7 million at September 30, 2023, a decrease of 20% from June 30, 2023. The quarter-over-quarter decrease in nonperforming assets reflects charge offs of nonaccrual loans, payoffs and workouts, partially offset by new inflows. The nonperforming assets ratio was 0.31% of total assets at September 30, 2023, an improvement from 0.38% at June 30, 2023.

The following table sets forth the components of nonperforming assets at September 30, 2023, June 30, 2023, and September 30, 2022:

(dollars in thousands) (unaudited)	9/30/2023	6/30/2023	9/30/2022
Loans on nonaccrual status (1)	$39,081	$61,252	$64,571
Accruing delinquent loans past due 90 days or more	21,579	15,182	5,306
Accruing troubled debt restructured loans (2)	—	—	25,631
Total nonperforming loans	60,660	76,434	95,508
Other real estate owned	1,043	938	1,480
Total nonperforming assets	$61,703	$77,372	$96,988

Nonperforming assets/total assets	0.31%	0.38%	0.51%
_____________________________________
(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $12.1 million, $11.9 million and $9.9 million at September 30, 2023, June 30, 2023, and September 30, 2022, respectively.
(2)     The Company adopted ASU 2022-02 in 2023, which eliminated the concept of troubled debt restructured (“TDR”) loans from GAAP; therefore, accruing TDR loans are no longer included in nonperforming loans.

Net charge offs. The Company recorded net charge offs of $31.0 million in the 2023 third quarter. This included an idiosyncratic full charge off of $23.4 million related to a borrower that entered into Chapter 7 liquidation in August 2023. Related to this credit, the Company had recorded impairment reserves of $9.6 million at June 30, 2023. For the 2023 third quarter, the Company recorded a provision for credit losses of $16.8 million, compared with $8.9 million in the preceding second quarter.

The following table sets forth net charge offs (recoveries) and net charge offs (recoveries) to average loans receivable, annualized, for the three months ended September 30, 2023, June 30, 2023, and September 30, 2022:

	For the Three Months Ended
(dollars in thousands) (unaudited)	9/30/2023	6/30/2023	9/30/2022
Net charge offs (recoveries)	$30,987	$(552)	$219
Net charge offs (recoveries)/average loans receivable (annualized)	0.85%	(0.01)%	0.01%

Allowance for credit losses. The allowance for credit losses totaled $158.8 million at September 30, 2023, compared with $173.0 million at June 30, 2023. The allowance coverage ratio was 1.11% of loans receivable at September 30, 2023, compared with 1.16% at June 30, 2023. Excluding the $9.6 million of impairment reserves related to the aforementioned charged off credit, the allowance coverage ratio as of June 30, 2023, was 1.10%. Year-over-year, allowance coverage of loans receivable increased from 1.04% at September 30, 2022.

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The following table sets forth the allowance for credit losses and allowance coverage ratios at September 30, 2023, June 30, 2023, and September 30, 2022:

(dollars in thousands) (unaudited)	9/30/2023	6/30/2023	9/30/2022
Allowance for credit losses	$158,809	$172,996	$160,561
Allowance for credit losses/loans receivable	1.11%	1.16%	1.04%

Capital
The Company’s capital ratios are strong and all regulatory capital ratios expanded quarter-over-quarter. At September 30, 2023, the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. The following table sets forth the capital ratios for the Company at September 30, 2023, June 30, 2023, and September 30, 2022:

(unaudited)	9/30/2023	6/30/2023	9/30/2022	Minimum Guideline for “Well-Capitalized”
Common Equity Tier 1 Capital Ratio	11.67%	11.05%	10.32%	6.50%
Tier 1 Capital Ratio	12.32%	11.68%	10.92%	8.00%
Total Capital Ratio	13.23%	12.64%	11.72%	10.00%
Leverage Ratio	9.83%	9.57%	10.25%	5.00%

At September 30, 2023, total stockholders’ equity was $2.03 billion, or $16.92 per share, tangible common equity per share was $13.01, and the tangible common equity ratio was 7.96%. Quarter-over-quarter, stockholders’ equity declined by 2%, or $37.6 million, primarily reflecting a negative change in accumulated other comprehensive income (“AOCI”) of $53.8 million and $16.8 million in common dividends declared, partially offset by $30.0 million in net income. The following table sets forth the TCE per share and the TCE ratio at September 30, 2023, June 30, 2023, and September 30, 2022:

(unaudited)	9/30/2023	6/30/2023	9/30/2022
TCE per share (1)	$13.01	$13.32	$12.60
TCE ratio (1)	7.96%	8.04%	8.09%
__________________
(1)    TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

Investor Conference Call

The Company previously announced that it will host an investor conference call on Monday, October 23, 2023, at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review unaudited financial results for its third quarter ended September 30, 2023. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through October 30, 2023, replay access code 5386919.

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Non-GAAP Financial Metrics

This news release contains certain non-GAAP financial measure disclosures, including PPNR, TCE per share, TCE ratio, ROTCE, ROA (PPNR), and ROE (PPNR). Management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operational performance and the Company’s capital levels and has included these figures in response to market participant interest in these financial metrics. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $20.08 billion in total assets as of September 30, 2023. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 54 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama, and Georgia. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, New York City, Northern California and Houston; commercial loan production offices in Northern California, Seattle and Tampa, Fla.; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate lending, commercial and industrial lending, SBA lending, and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market, statements regarding our business strategies, objectives and vision, and statements about our strategic reorganization. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses; regulatory risks associated with current and future regulations; and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Julianna Balicka    Angie Yang
EVP & Chief Financial Officer    SVP, Director of Investor Relations & Corporate Communications
213-235-3235    213-251-2219
julianna.balicka@bankofhope.com     angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	9/30/2023	6/30/2023	% change	9/30/2022	% change
Cash and due from banks	$2,500,323	$2,302,339	9%	$331,336	655%
Investment securities	2,260,837	2,186,346	3%	2,264,533	—%
Federal Home Loan Bank (“FHLB”) stock and other investments	60,433	60,213	—%	65,192	(7)%
Loans held for sale, at the lower of cost or fair value	19,502	49,246	(60)%	41,989	(54)%
Loans receivable	14,306,193	14,864,810	(4)%	15,491,187	(8)%
Allowance for credit losses	(158,809)	(172,996)	(8)%	(160,561)	(1)%
Net loans receivable	14,147,384	14,691,814	(4)%	15,330,626	(8)%
Accrued interest receivable	60,665	60,118	1%	42,363	43%
Premises and equipment, net	51,764	50,513	2%	46,169	12%
Bank owned life insurance	88,643	88,238	—%	76,788	15%
Goodwill	464,450	464,450	—%	464,450	—%
Servicing assets	10,457	11,532	(9)%	11,601	(10)%
Other intangible assets, net	4,382	4,830	(9)%	6,212	(29)%
Other assets	407,524	396,499	3%	402,129	1%
Total assets	$20,076,364	$20,366,138	(1)%	$19,083,388	5%

Liabilities:
Deposits	$15,739,859	$15,619,352	1%	$15,502,209	2%
FHLB and Federal Reserve Bank (“FRB”) borrowings	1,795,726	2,260,000	(21)%	1,072,000	68%
Convertible notes, net	444	444	—%	216,913	(100)%
Subordinated debentures	107,505	107,188	—%	106,258	1%
Accrued interest payable	166,831	109,236	53%	11,713	1,324%
Other liabilities	235,575	201,920	17%	198,570	19%
Total liabilities	$18,045,940	$18,298,140	(1)%	$17,107,663	5%

Stockholders’ Equity:
Common stock, $0.001 par value	$137	$137	—%	$137	—%
Additional paid-in capital	1,436,769	1,433,788	—%	1,428,052	1%
Retained earnings	1,140,870	1,127,624	1%	1,048,738	9%
Treasury stock, at cost	(264,667)	(264,667)	—%	(264,667)	—%
Accumulated other comprehensive loss, net	(282,685)	(228,884)	(24)%	(236,535)	(20)%
Total stockholders’ equity	2,030,424	2,067,998	(2)%	1,975,725	3%
Total liabilities and stockholders’ equity	$20,076,364	$20,366,138	(1)%	$19,083,388	5%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000
Common stock shares - outstanding	120,026,220	120,014,888		119,479,253
Treasury stock shares	17,382,835	17,382,835		17,382,835
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2023	6/30/2023	% change	9/30/2022	% change	9/30/2023	9/30/2022	% change

Interest and fees on loans	$229,937	$225,671	2%	$175,078	31%	$671,543	$452,774	48%
Interest on investment securities	17,006	15,534	9%	13,498	26%	47,665	37,462	27%
Interest on cash and deposits at other banks	28,115	25,295	11%	142	NM	58,332	352	NM
Interest on other investments	735	684	7%	464	58%	2,114	1,290	64%
Total interest income	275,793	267,184	3%	189,182	46%	779,654	491,878	59%

Interest on deposits	117,854	109,724	7%	30,667	284%	319,926	51,563	520%
Interest on borrowings	22,561	26,771	(16)%	5,329	323%	59,783	12,415	382%
Total interest expense	140,415	136,495	3%	35,996	290%	379,709	63,978	493%

Net interest income before provision for credit losses	135,378	130,689	4%	153,186	(12)%	399,945	427,900	(7)%
Provision for credit losses	16,800	8,900	89%	9,200	83%	27,400	1,400	1,857%
Net interest income after provision for credit losses	118,578	121,789	(3)%	143,986	(18)%	372,545	426,500	(13)%

Service fees on deposit accounts	2,415	2,325	4%	2,535	(5)%	6,961	6,779	3%
Net gains on sales of SBA loans	—	1,872	(100)%	2,782	(100)%	4,097	14,189	(71)%
Net gains on sales of residential mortgage loans	118	82	44%	29	307%	264	862	(69)%
Other income and fees	5,772	12,735	(55)%	8,009	(28)%	24,975	17,457	43%
Total noninterest income	8,305	17,014	(51)%	13,355	(38)%	36,297	39,287	(8)%

Salaries and employee benefits	51,033	52,305	(2)%	53,222	(4)%	160,507	152,025	6%
Occupancy	7,149	6,967	3%	6,682	7%	21,637	21,195	2%
Furniture and equipment	5,625	5,393	4%	4,967	13%	16,076	14,389	12%
Data processing and communications	2,891	2,917	(1)%	2,469	17%	8,630	7,823	10%
FDIC assessment	3,683	4,691	(21)%	1,633	126%	10,155	4,652	118%
Earned interest credit	6,377	5,090	25%	4,685	36%	15,894	5,996	165%
Other	10,115	9,970	1%	10,256	(1)%	31,661	33,572	(6)%
Total noninterest expense	86,873	87,333	(1)%	83,914	4%	264,560	239,652	10%
Income before income taxes	40,010	51,470	(22)%	73,427	(46)%	144,282	226,135	(36)%
Income tax provision	9,961	13,448	(26)%	19,679	(49)%	37,090	59,561	(38)%
Net income	$30,049	$38,022	(21)%	$53,748	(44)%	$107,192	$166,574	(36)%

Earnings Per Common Share - Basic	$0.25	$0.32		$0.45		$0.89	$1.39
Earnings Per Common Share - Diluted	$0.25	$0.32		$0.45		$0.89	$1.38

Weighted Average Shares Outstanding - Basic	120,020,567	119,953,174		119,476,035		119,843,382	119,940,044
Weighted Average Shares Outstanding - Diluted	120,374,618	120,129,359		119,996,523		120,249,952	120,595,988
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	For the Three Months Ended			For the Nine Months Ended
Profitability measures (annualized):	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
ROA	0.60%	0.74%	1.17%	0.72%	1.23%
ROE	5.78%	7.34%	10.58%	6.92%	10.85%
ROA (PPNR) (1)	1.13%	1.18%	1.79%	1.15%	1.68%
ROE (PPNR) (1)	10.93%	11.65%	16.26%	11.08%	14.83%
ROTCE (1)	7.47%	9.49%	13.77%	8.95%	14.10%
Net interest margin	2.83%	2.70%	3.49%	2.84%	3.36%
Efficiency ratio (not annualized)	60.46%	59.13%	50.39%	60.65%	51.30%
Noninterest expense / average assets	1.73%	1.71%	1.82%	1.77%	1.77%

(1) ROA (PPNR), ROE (PPNR), and ROTCE are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	9/30/2023			6/30/2023			9/30/2022
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,550,106	$229,937	6.27%	$15,105,212	$225,671	5.99%	$14,925,298	$175,078	4.65%
Investment securities	2,275,133	17,006	2.97%	2,243,614	15,534	2.78%	2,366,696	13,498	2.26%
Interest earning cash and deposits at other banks	2,106,469	28,115	5.30%	1,996,924	25,295	5.08%	54,870	142	1.03%
FHLB stock and other investments	47,316	735	6.16%	47,044	684	5.83%	52,854	464	3.48%
Total interest earning assets	$18,979,024	$275,793	5.77%	$19,392,794	$267,184	5.53%	$17,399,718	$189,182	4.31%

INTEREST BEARING LIABILITIES:
Deposits:
Money market and interest bearing demand	$4,202,076	$36,574	3.45%	$4,279,819	$34,377	3.22%	$6,255,271	$19,614	1.24%
Savings deposits	331,354	2,240	2.68%	216,060	674	1.25%	324,487	969	1.18%
Time deposits	6,862,038	79,040	4.57%	6,890,035	74,673	4.35%	3,146,432	10,084	1.27%
Total interest bearing deposits	11,395,468	117,854	4.10%	11,385,914	109,724	3.87%	9,726,190	30,667	1.25%
FHLB and FRB borrowings	1,809,322	19,821	4.35%	2,177,264	23,622	4.35%	448,837	2,393	2.12%
Convertible notes, net	444	2	1.76%	96,621	598	2.45%	216,762	1,322	2.39%
Subordinated debentures	103,429	2,738	10.36%	103,123	2,551	9.79%	102,182	1,614	6.18%
Total interest bearing liabilities	$13,308,663	$140,415	4.19%	$13,762,922	$136,495	3.98%	$10,493,971	$35,996	1.36%
Noninterest bearing demand deposits	4,312,117			4,366,868			5,719,213
Total funding liabilities/cost of funds	$17,620,780		3.16%	$18,129,790		3.02%	$16,213,184		0.88%
Net interest income/net interest spread		$135,378	1.58%		$130,689	1.55%		$153,186	2.95%
Net interest margin			2.83%			2.70%			3.49%

Cost of deposits:
Noninterest bearing demand deposits	$4,312,117	$—	—%	$4,366,868	$—	—%	$5,719,213	$—	—%
Interest bearing deposits	11,395,468	117,854	4.10%	11,385,914	109,724	3.87%	9,726,190	30,667	1.25%
Total deposits	$15,707,585	$117,854	2.98%	$15,752,782	$109,724	2.79%	$15,445,403	$30,667	0.79%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Nine Months Ended
	9/30/2023			9/30/2022
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$14,961,058	$671,543	6.00%	$14,378,774	$452,774	4.21%
Investment securities	2,255,839	47,665	2.83%	2,469,858	37,462	2.03%
Interest earning cash and deposits at other banks	1,531,561	58,332	5.09%	133,745	352	0.35%
FHLB stock and other investments	47,135	2,114	6.00%	63,542	1,290	2.71%
Total interest earning assets	$18,795,593	$779,654	5.55%	$17,045,919	$491,878	3.86%

INTEREST BEARING LIABILITIES:
Deposits:
Money market and interest bearing demand	$4,603,479	$112,349	3.26%	$6,360,040	$33,970	0.71%
Savings deposits	268,145	3,741	1.87%	322,058	2,834	1.18%
Time deposits	6,436,645	203,836	4.23%	2,683,217	14,759	0.74%
Total interest bearing deposits	11,308,269	319,926	3.78%	9,365,315	51,563	0.74%
FHLB and FRB borrowings	1,558,493	50,141	4.30%	423,875	4,537	1.43%
Convertible notes, net	103,933	1,922	2.44%	216,538	3,967	2.42%
Subordinated debentures	103,117	7,720	9.87%	101,882	3,911	5.06%
Total interest bearing liabilities	$13,073,812	$379,709	3.88%	$10,107,610	$63,978	0.85%
Noninterest bearing demand deposits	4,445,740			5,702,734
Total funding liabilities/cost of funds	$17,519,552		2.90%	$15,810,344		0.54%
Net interest income/net interest spread		$399,945	1.67%		$427,900	3.01%
Net interest margin			2.84%			3.36%

Cost of deposits:
Noninterest bearing demand deposits	$4,445,740	$—	—%	$5,702,734	$—	—%
Interest bearing deposits	11,308,269	319,926	3.78%	9,365,315	51,563	0.74%
Total deposits	$15,754,009	$319,926	2.72%	$15,068,049	$51,563	0.46%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Nine Months Ended
AVERAGE BALANCES:	9/30/2023	6/30/2023	% change	9/30/2022	% change	9/30/2023	9/30/2022	% change
Loans, including loans held for sale	$14,550,106	$15,105,212	(4)%	$14,925,298	(3)%	$14,961,058	$14,378,774	4%
Investment securities	2,275,133	2,243,614	1%	2,366,696	(4)%	2,255,839	2,469,858	(9)%
Interest earning cash and deposits at other banks	2,106,469	1,996,924	5%	54,870	3739%	1,531,561	133,745	1045%
Interest earning assets	18,979,024	19,392,794	(2)%	17,399,718	9%	18,795,593	17,045,919	10%
Total assets	20,059,304	20,468,810	(2)%	18,428,874	9%	19,875,322	18,018,588	10%

Interest bearing deposits	11,395,468	11,385,914	—%	9,726,190	17%	11,308,269	9,365,315	21%
Interest bearing liabilities	13,308,663	13,762,922	(3)%	10,493,971	27%	13,073,812	10,107,610	29%
Noninterest bearing demand deposits	4,312,117	4,366,868	(1)%	5,719,213	(25)%	4,445,740	5,702,734	(22)%
Stockholders’ equity	2,079,092	2,072,859	—%	2,032,362	2%	2,066,157	2,046,351	1%

LOAN PORTFOLIO COMPOSITION:	9/30/2023	6/30/2023	% change	9/30/2022	% change
Commercial real estate (“CRE”) loans	$8,972,886	$9,192,160	(2)%	$9,504,893	(6)%
Commercial and industrial (“C&I”) loans	4,450,341	4,805,126	(7)%	5,124,421	(13)%
Residential mortgage and other loans	882,966	867,524	2%	861,873	2%
Loans receivable	14,306,193	14,864,810	(4)%	15,491,187	(8)%
Allowance for credit losses	(158,809)	(172,996)	(8)%	(160,561)	(1)%
Loans receivable, net	$14,147,384	$14,691,814	(4)%	$15,330,626	(8)%

CRE LOANS BY PROPERTY TYPE:	9/30/2023	6/30/2023	% change	9/30/2022	% change
Multi-tenant retail	$1,745,430	$1,778,068	(2)%	$1,904,132	(8)%
Hotels/motels	826,732	868,286	(5)%	1,091,047	(24)%
Gas stations and car washes	1,037,621	1,042,290	—%	1,056,217	(2)%
Mixed-use facilities	813,571	834,948	(3)%	825,289	(1)%
Industrial warehouses	1,254,643	1,301,075	(4)%	1,271,104	(1)%
Multifamily	1,234,934	1,257,971	(2)%	1,199,320	3%
Single-tenant retail	671,921	690,418	(3)%	728,432	(8)%
Office	454,695	463,998	(2)%	432,586	5%
All other	933,339	955,106	(2)%	996,766	(6)%
Total CRE loans	$8,972,886	$9,192,160	(2)%	$9,504,893	(6)%

DEPOSIT COMPOSITION:	9/30/2023	6/30/2023	% change	9/30/2022	% change
Noninterest bearing demand deposits	$4,249,788	$4,229,247	—%	$5,590,952	(24)%
Money market and interest bearing demand	4,424,918	4,188,584	6%	5,885,093	(25)%
Savings deposits	430,765	224,495	92%	317,841	36%
Time deposits	6,634,388	6,977,026	(5)%	3,708,323	79%
Total deposits	$15,739,859	$15,619,352	1%	$15,502,209	2%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

	Three Months Ended
NEW LOAN ORIGINATIONS:	9/30/2023	6/30/2023	9/30/2022
CRE	$46,011	$115,444	$500,826
C&I	201,420	318,063	732,341
SBA loans	48,987	38,051	47,428
Residential mortgage and other loans	32,920	19,016	68,099
Total new loan originations	$329,338	$490,574	$1,348,694

CAPITAL & CAPITAL RATIOS:	9/30/2023	6/30/2023	9/30/2022
Total stockholders’ equity	$2,030,424	$2,067,998	$1,975,725
Total capital	$2,105,754	$2,102,625	$2,000,653
Common equity tier 1 ratio	11.67%	11.05%	10.32%
Tier 1 capital ratio	12.32%	11.68%	10.92%
Total capital ratio	13.23%	12.64%	11.72%
Leverage ratio	9.83%	9.57%	10.25%
Total risk weighted assets	$15,912,742	$16,640,323	$17,065,355
Book value per common share	$16.92	$17.23	$16.54
TCE per share (1)	$13.01	$13.32	$12.60
TCE ratio (1)	7.96%	8.04%	8.09%

(1) TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

	Three Months Ended					Nine Months Ended
ALLOWANCE FOR CREDIT LOSSES CHANGES:	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
Balance at beginning of period	$172,996	$163,544	$162,359	$160,561	$151,580	$162,359	$140,550
ASU 2022-02 day 1 adoption impact	—	—	(407)	—	—	(407)	—
Provision for credit losses	16,800	8,900	1,700	8,200	9,200	27,400	1,400
Recoveries	2,938	1,531	387	3,222	331	4,856	21,376
Charge offs	(33,925)	(979)	(495)	(9,624)	(550)	(35,399)	(2,765)
Balance at end of period	$158,809	$172,996	$163,544	$162,359	$160,561	$158,809	$160,561

	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Allowance for unfunded loan commitments	$3,143	$3,081	$2,971	$1,351	$1,231

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Nine Months Ended
NET LOAN CHARGE OFFS (RECOVERIES):	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022	9/30/2023	9/30/2022
CRE loans	$(2,227)	$438	$(109)	$2,022	$9	$(1,898)	$(16,917)
C&I loans	33,145	(1,091)	196	4,174	115	32,250	(1,875)
Residential mortgage and other loans	69	101	21	206	95	191	181
Net loan charge offs (recoveries)	$30,987	$(552)	$108	$6,402	$219	$30,543	$(18,611)
Net charge offs (recoveries)/average loans receivable (annualized)	0.85%	(0.01)%	—%	0.17%	0.01%	0.27%	(0.17)%

NONPERFORMING ASSETS:	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Loans on nonaccrual status (1)	$39,081	$61,252	$78,861	$49,687	$64,571
Accruing delinquent loans past due 90 days or more	21,579	15,182	364	401	5,306
Accruing troubled debt restructured loans (2)	—	—	—	16,931	25,631
Total nonperforming loans	60,660	76,434	79,225	67,019	95,508
Other real estate owned (“OREO”)	1,043	938	938	2,418	1,480
Total nonperforming assets	$61,703	$77,372	$80,163	$69,437	$96,988

Nonperforming assets/total assets	0.31%	0.38%	0.39%	0.36%	0.51%
Nonperforming assets/loans receivable & OREO	0.43%	0.52%	0.53%	0.45%	0.63%
Nonperforming assets/total capital	3.04%	3.74%	3.89%	3.44%	4.91%
Nonperforming loans/loans receivable	0.42%	0.51%	0.53%	0.44%	0.62%
Nonaccrual loans/loans receivable	0.27%	0.41%	0.52%	0.32%	0.42%
Allowance for credit losses/loans receivable	1.11%	1.16%	1.09%	1.05%	1.04%
Allowance for credit losses/nonperforming loans	261.80%	226.33%	206.43%	242.26%	168.11%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $12.1 million, $11.9 million, $7.6 million, $9.8 million, and $9.9 million, at September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022, and September 30, 2022, respectively.

(2) The Company adopted ASU 2022-02 in 2023, which eliminated the concept of TDR from GAAP; therefore, accruing TDR loans are no longer included in nonperforming loans.

NONACCRUAL LOANS BY TYPE:	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
CRE loans	$26,687	$29,270	$44,376	$33,915	$47,807
C&I loans	4,234	23,042	26,191	5,620	7,675
Residential mortgage and other loans	8,160	8,940	8,294	10,152	9,089
Total nonaccrual loans	$39,081	$61,252	$78,861	$49,687	$64,571

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
30 - 59 days past due	$2,906	$9,295	$7,662	$7,049	$13,092
60 - 89 days past due	506	178	249	2,243	4,933
Total accruing delinquent loans 30-89 days past due	$3,412	$9,473	$7,911	$9,292	$18,025

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
CRE loans	$611	$7,339	$3,652	$4,115	$9,694
C&I loans	1,168	990	419	3,300	6,165
Residential mortgage and other loans	1,633	1,144	3,840	1,877	2,166
Total accruing delinquent loans 30-89 days past due	$3,412	$9,473	$7,911	$9,292	$18,025

CRITICIZED LOANS:	9/30/2023	6/30/2023	3/31/2023	12/31/2022	9/30/2022
Special mention loans	$186,600	$210,806	$166,472	$157,263	$79,399
Substandard loans	174,161	134,203	138,224	104,073	204,713
Total criticized loans	$360,761	$345,009	$304,696	$261,336	$284,112
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. Reconciliations of the most directly comparable GAAP to non-GAAP financial measures utilized by management are provided below.

	Three Months Ended			Nine Months Ended
RETURN ON AVERAGE TANGIBLE COMMON EQUITY	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Average stockholders’ equity	$2,079,092	$2,072,859	$2,032,362	$2,066,157	$2,046,351
Less: Average goodwill and core deposit intangible assets, net	(469,079)	(469,515)	(470,941)	(469,525)	(471,424)
Average TCE	$1,610,013	$1,603,344	$1,561,421	$1,596,632	$1,574,927

Net income	$30,049	$38,022	$53,748	$107,192	$166,574
ROTCE (annualized)	7.47%	9.49%	13.77%	8.95%	14.10%

TANGIBLE COMMON EQUITY	9/30/2023	6/30/2023	9/30/2022
Total stockholders’ equity	$2,030,424	$2,067,998	$1,975,725
Less: Goodwill and core deposit intangible assets, net	(468,832)	(469,280)	(470,662)
TCE	$1,561,592	$1,598,718	$1,505,063

Total assets	$20,076,364	$20,366,138	$19,083,388
Less: Goodwill and core deposit intangible assets, net	(468,832)	(469,280)	(470,662)
Tangible assets	$19,607,532	$19,896,858	$18,612,726

TCE ratio	7.96%	8.04%	8.09%
Common shares outstanding	120,026,220	120,014,888	119,479,253
TCE per share	$13.01	$13.32	$12.60

	Three Months Ended			Nine Months Ended
PRE-PROVISION NET REVENUE	9/30/2023	6/30/2023	9/30/2022	9/30/2023	9/30/2022
Net interest income before provision for credit losses	$135,378	$130,689	$153,186	$399,945	$427,900
Noninterest income	8,305	17,014	13,355	36,297	39,287
Revenue	143,683	147,703	166,541	436,242	467,187
Less: Noninterest expense	86,873	87,333	83,914	264,560	239,652
PPNR	$56,810	$60,370	$82,627	$171,682	$227,535

Average assets	$20,059,304	$20,468,810	$18,428,874	$19,875,322	$18,018,588
ROA (PPNR) (annualized)	1.13%	1.18%	1.79%	1.15%	1.68%

Average stockholders’ equity	2,079,092	2,072,859	2,032,362	2,066,157	2,046,351
ROE (PPNR) (annualized)	10.93%	11.65%	16.26%	11.08%	14.83%

Table Page 10